Exhibit 99

	2007
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net Sales
Advanced Materials	$151,432	$154,890	$193,281	$222,271
Specialty Chemicals	66,719	77,997	71,985	87,196 (c)
Eliminations	(1,955)	(1,589)	(626)	(100)

	$216,196	$231,298	$264,640	$309,367

Operating Profit
Advanced Materials	$47,201	$52,387	$48,571	$64,450
Specialty Chemicals	7,976	7,033 (a)	35 (b)	3,132 (c)
Corporate	(8,351)	(8,633)	(7,379)	(11,444)
Eliminations/Other	(14)	1,720	237	(686)

	$46,812	$52,507	$41,464	$55,452

Expenditures for property, plant & equipment
Advanced Materials	$3,019	$3,604	$3,911	$4,802
Specialty Chemicals	641	689	969	1,722

	$3,660	$4,293	$4,880	$6,524

Depreciation and amortization
Advanced Materials	$6,223	$6,699	$6,572	$6,549
Specialty Chemicals	1,604	1,404	1,478	1,804
Corporate	238	230	204	224

	$8,065	$8,333	$8,254	$8,577

	2007	2006
	Full Year	Full Year
Net Sales
Advanced Materials	$721,874	$428,635
Specialty Chemicals	303,897	237,608
Eliminations	(4,270)	(6,139)

	$1,021,501	$660,104

Operating Profit
Advanced Materials	$212,609	$89,075
Specialty Chemicals	18,176	27,689
Corporate	(35,807)	(40,090)
Eliminations/Other	1,257	(1,415)

	$196,235	$75,259

Expenditures for property, plant & equipment
Advanced Materials	$15,336	$10,154
Specialty Chemicals	4,021	4,393

	$19,357	$14,547

Depreciation and amortization
Advanced Materials	$26,043	$25,006
Specialty Chemicals	6,290	5,861
Corporate	896	974

	$33,229	$31,841

(a)	Includes $2.0 million in legal fees for a lawsuit the Company filed related to the unauthorized use by a third-party of proprietary information, and a $1.1 million charge to increase the estimated environmental remediation liability related to the Company’s closed Newark, New Jersey site.

(b)	Includes $1.2 million in legal fees for a lawsuit the Company filed related to the unauthorized use by a third-party of proprietary information, and a $3.5 million charge to increase the estimated environmental remediation liability related to the Company’s closed Newark, New Jersey site.

(c)	Includes the results of Borchers GmbH, which was acquired on October 1, 2007.